AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997
                                            REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                               59-0971455
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ARNOLD L. WADLER, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      METROMEDIA INTERNATIONAL GROUP, INC.
                              ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
(Name, address, including zip code, and telephone number, including area code of agent for service)
                                  ------------

                          COPIES OF COMMUNICATIONS TO:

                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

                                  ------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                                  ------------

    If the securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================  ===========  ====================  ====================  ==============
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SHARES                      AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
        TO BE REGISTERED                       REGISTERED         SHARE (1)             PRICE (1)           FEE (1)
---------------------------------------------  -----------  --------------------  --------------------  --------------
Common Stock, $1.00 par value per share .....   556,504(2)         $13.6875          $7,617,148.50          $2,309
=============================================  ===========  ====================  ====================  ==============

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on October 6, 1997 as reported on the American Stock Exchange.

(2) Includes 300,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company being registered hereby on behalf of John D. Phillips or any transferee of John D. Phillips and 256,504 shares of Common Stock being registered hereby on behalf of certain individuals who were granted shares of Common Stock pursuant to the Metromedia International Group, Inc./Motion Picture Corporation of America Restricted Stock Plan.

                                  ------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                               EXPLANATORY NOTE


    The Registration Statement contains two separate prospectuses. The first prospectus relates to shares of Common Stock held by John D. Phillips, the former President and Chief Executive Officer of the Company, pursuant to an Option Agreement, dated April 19, 1994, between The Actava Group Inc. (now known as the Company) and John D. Phillips. The second prospectus relates to shares of Common Stock held by certain individuals pursuant to the Metromedia International Group, Inc./Motion Picture Corporation of America Restricted Stock Plan.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS


                                 300,000 SHARES


                      METROMEDIA INTERNATIONAL GROUP, INC.


                                  COMMON STOCK


    The 300,000 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Metromedia International Group, Inc. (the "Company") offered hereby are being offered for the account of John D. Phillips (the "Selling Stockholder") or any transferee thereof (a "Transferee" and, if a transfer occurs, the Transferee shall be deemed to be the Selling Stockholder hereunder). The Company will not receive any proceeds from the sale of such securities. See "Selling Stockholder."

    The Selling Stockholder may sell the Shares offered hereby from time to time on the American Stock Exchange and the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise (including private sales) at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholder directly, or through agents designated from time to time, or through underwriters, brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Such underwriters, brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to underwriters, brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder. See "Plan of Distribution."

    The Common Stock of the Company is listed on the American Stock Exchange and the Pacific Stock Exchange under the trading symbol "MMG." On October 6, 1997, the last reported sale price of the Company's Common Stock on the American Stock Exchange was $13.50 per share.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                 The date of this Prospectus is October 8, 1997

    No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission's web site at "http://www.sec.gov" and from the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the American Stock Exchange and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made concerning the contents of any document referred to herein and not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected and copied at the locations described above.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission (File No. 1-5706) are incorporated by reference into this Prospectus and made a part hereof:

       (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997, as amended by Form 10-K/A Amendment No. 1 filed with the Commission on June 17, 1996 (File No. 1-5706).

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 14, 1997 (File No. 1-5706).

        (3) The Company's Current Report on Form 8-K dated February 11, 1997 filed with the Commission on February 12, 1997 (File No. 1-5706).

        (4) The Company's Current Report on Form 8-K dated May 2, 1997 filed with the Commission on May 6, 1997 (File No. 1-5706).

        (5) The Company's Registration Statement on Form S-3 filed with the Commission on April 4, 1997, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on August 6, 1997, as amended by Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on August 29, 1997, as amended by Amendment No. 3 to Registration Statement on Form S-3 filed with the Commission on September 10, 1997 (File No. 333-35349).

        (6) The Consolidated Financial Statements and related schedules of The Actava Group Inc. (now known as the Company) included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Commission on March 31, 1995, as amended by Form 10-K/A Amendment No. 1 filed with the Commission on April 28, 1995 and Form 10-K/A Amendment No. 2 filed with the Commission on July 13, 1995 (File No. 1-5706).

        (7) The Consolidated Financial Statements and related schedules of The Samuel Goldwyn Company included in The Samuel Goldwyn Company Annual Report on Form 10-K for the year ended March 31, 1996 filed with the Commission on June 30, 1996 (File No. 1-10935).

        (8) The description of the Company's Common Stock contained in its registration statement on Form 8-A, as filed with the Commission on November 1, 1995, including any amendment or report filed for the purpose of amending such description (File No. 1-5706).

    In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

    The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). Any such request should be directed to Secretary, Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, telephone (201) 531-8000.

                                  ------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; changes in public taste, industry trends and demographic changes; competition from other communications companies, which may affect the Company's ability to generate revenues; political, social and economic conditions and laws, rules and regulations, particularly in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China (the "PRC") and other selected emerging markets, which may affect the Company's results of operations; timely completion of construction projects for new systems for the joint ventures in which the Company has invested, which may impact the costs of such projects; developing legal structures in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets, which may affect the Company's results of operations; cooperation of local partners for the Company's communications investments in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets; exchange rate fluctuations; license renewals for the Company's investments in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets; the loss of any significant customers; changes in business strategy or development plans; quality of management; availability of qualified personnel; changes in, or the failure to comply with, government regulations; and other factors referenced in or incorporated by reference into this Prospectus.

                                 RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCORPORATED BY REFERENCE AND CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. CERTAIN STATEMENTS SET FORTH BELOW UNDER THIS CAPTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT.

OPERATING LOSSES; NO ASSURANCE OF PROFITABILITY

    For the six-months ended June 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, the Company reported a loss from continuing operations of approximately $58.8 million and $29.3 million and $71.0 million and $36.3 million, respectively, and a net loss of $95.2 million and $38.0 million and $115.2 million and $413 million, respectively. The Company expects that it will report significant operating losses for the fiscal year ended December 31, 1997, including losses attributable to Snapper, Inc., a subsidiary of the Company ("Snapper"), whose results of operations have been included in the Company's consolidated results of operations since November 1, 1996. In addition, the Communications Group is in the early stages of development and the Company expects this group to continue to generate significant losses as it continues to build out and market its services. Accordingly, the Company expects to generate consolidated losses for the foreseeable future.

FUTURE FINANCING NEEDS

    The Communications Group's businesses are capital intensive and require the investment of significant amounts of capital in order to construct and develop operational systems and market its services. As a result, the Company may require equity or debt financing in order to satisfy its on-going working capital and debt service requirements and to achieve its long-term business strategies. Such additional capital may be provided through the public or private sale of debt or equity securities. No assurance can be given that additional financing will be available to the Company on acceptable terms, if at all. If adequate additional funds are not available, the Company may be required to curtail significantly its long term business objectives and the Company's results from operations may be materially and adversely affected.

COMPETITIVE INDUSTRIES

    The Company operates in businesses which are highly competitive and such businesses compete with many other communications and media companies, many of which are well-known global communications and media companies with substantially greater financial, management and other resources than the Company. The Communications Group operates in industries that are highly competitive worldwide. The Company recognizes that, in the future, the Communications Group is likely to encounter significant competition from other entities which may be led by successful and experienced members of the communications industry and which may have established operating infrastructures and superior access to financial resources. The Communications Group also faces potential competition from competing technologies which could emerge over time in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets and compete directly with the Communications Group's operations. In addition, the Company does not expect to maintain or to be granted exclusive licenses to operate its communications businesses in any of the markets where it currently provides or plans to provide its services.

CONTROL OF THE COMPANY BY METROMEDIA COMPANY DUE TO CONCENTRATION OF SHARE OWNERSHIP AND VOTING CONTROL

    Metromedia Company and its affiliates collectively own approximately 23% of the outstanding shares of Common Stock and is the Company's largest stockholder. Metromedia Company has nominated or designated a majority of the members of the Company's Board of Directors. In accordance with the Restated Certificate of Incorporation and By-laws of the Company and Delaware law, in the future, the majority of the members of the Company's Board of Directors will nominate the directors for election to the Company's Board of Directors. Accordingly, it is likely that directors designated or nominated by Metromedia Company will continue to constitute a majority of the members of the Company's Board of Directors. As such, Metromedia Company will likely control the direction of future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional shares of the Company's capital stock and other securities. Such concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of the Company pursuant to a transaction which might otherwise be beneficial to stockholders.

ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER AND BY-LAWS

    The Company's Restated Certificate of Incorporation and By-laws contain provisions that could delay, defer or prevent a change in control without the approval of its incumbent Board of Directors. These provisions, among other things, (i) divide the Board of Directors into three classes, with members of each class to be elected in staggered three-year terms; (ii) prohibit stockholder action by written consent in lieu of a meeting; (iii) limit the right to call special meetings of stockholders to the Chairman or Vice Chairman of the Company's Board of Directors; and (iv) authorize the Board of Directors to issue preferred stock in one or more classes or series without any action on the part of stockholders. Such provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock and significantly impede the ability of the holders of Common Stock to replace management. In addition, the Company's Board of Directors intends to adopt a stockholder rights plan which will have certain anti-takeover effects. The Company does not intend to solicit stockholder approval with respect to its stockholder rights plan. Although the exact terms of such rights plan have not been determined, it is anticipated that such rights plan will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of the Common Stock.

ENVIRONMENTAL MATTERS

    The Company is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. The Company, through its predecessors, has been in operation since 1929 and, over the years, has operated in diverse industries, including, various equipment, sporting goods and furniture manufacturing, sheet metal processing, and trucking. With the exception of Snapper and the Company's interest in RDM, the Company has divested itself of all non-communications, entertainment and media-related operations. However, in the course of certain such divestitures, the Company has retained certain indemnification obligations for environmental cleanup matters, and in one case a contaminated parcel at which the Company has undertaken cleanup activities. In other cases, particularly for operations that were divested in the past, the Company could incur unanticipated environmental cleanup obligations, to the extent they may exist or arise in the future, as a result, at least in part, of changes in legal requirements that have occurred since such divestitures. At the present time, the Company is not aware of any environmental liabilities related to any such divestitures that the Company believes would have a material adverse effect on its results of operations or financial condition. However, because some divestitures may have occurred many years ago, there can be no assurance that environmental matters will not arise in the future that could have such an effect.

POLITICAL, SOCIAL AND ECONOMIC RISKS

    The Communications Group's operations may be materially and adversely affected by significant political, social and economic uncertainties in Eastern Europe, the republics of the former Soviet Union, the PRC and in other selected emerging markets where it conducts or may in the future conduct business. Political stability in many of the Communications Group's markets has been affected by political tensions between different branches of government. In addition, internal military conflicts have occurred in certain regions of some of the countries in which the Communications Group has made investments. There are also concerns about potential civil unrest fueled by, among other things, economic and social crises in certain of the Communications Group's markets. Moreover, political tensions between national and local governments in certain of the Communications Group's markets could have a material adverse effect on the Communications Group's operations in such areas. The Communications Group's operations may also be materially and adversely affected by bureaucratic infighting between government agencies with unclear and overlapping jurisdictions.

    The governments in the Communications Group's markets exercise substantial influence over many aspects of the private sector. The governments in these areas have been attempting to a varying degree to implement economic reform policies and encourage private economic activity. However, these reforms have been only partially successful to date. The economies in many of the Communications Group's markets are still characterized by high unemployment, high inflation, high foreign debt, weak currencies and the possibility of widespread bankruptcies. Moreover, in some of the Communications Group's markets, the governments have continued to reserve large sectors of the economy for state ownership and have not dismantled all portions of the command economy system. Important infrastructure and utility sectors, such as certain sectors of the telecommunications industry, of some of the economies in which the Communications Group conducts or plans to conduct business are still primarily state-owned and operated and are subject to pervasive regulatory control. Despite some success in implementing reform policies and developing the private sector, there can be no assurance that the pursuit of economic reforms by any of these governments will continue or prove to be ultimately effective, especially in the event of a change in leadership, social or political disruption or other circumstances affecting economic, political or social conditions.

GENERAL OPERATING RISKS

    The Communications Group's operating results are dependent upon the ability to attract subscribers to its cable, paging and telephony systems, the sale of commercial advertising time on its radio stations and its ability to control overall operating expenses. The ability to attract subscribers is dependent on the general economic conditions in the market where each cable, paging and telephony system is located, the relative popularity of such systems, the demographic characteristics of the potential subscribers to such systems, the technical attractiveness to customers of the equipment and service of such systems, the activities of competitors and other factors which may be outside of the Communications Group's control. In addition, the sale of commercial advertising time on the Communications Group's AM/FM radio stations is similarly dependent on economic conditions in the market in which such stations are located, the relative popularity of such stations, the demographic characteristics of the audience of such stations, the activities of competitors and other factors beyond the control of the Communications Group.

    The Communications Group relies heavily in many of the countries in which it operates upon the availability and accessibility of government-owned broadcast and transmission facilities for distribution of its signal throughout its license areas. Most of the joint ventures in which the Communications Group makes investments require substantial construction of new systems and additions to the physical plant of existing systems. Construction projects are adversely affected by cost overruns and delays not within the control of the Communications Group or its subcontractors, such as those caused by governmental action or inaction. In addition, delays also can occur as a result of design changes and material or equipment shortages or delays in delivery of material or equipment. The failure to complete construction of a communications system on a timely basis could jeopardize the franchise or license for such system or provide opportunities to the Communications Group's competitors.

RISKS INHERENT IN FOREIGN INVESTMENT

    The Communications Group has invested substantially all of its resources in operations outside of the United States and, in the ordinary course of its business, plans to make additional international investments in the near future. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks, risks of increases in taxes and governmental royalties and involuntary modifications of contracts with or licenses issued by foreign governments or their affiliated commercial enterprises.

    The Communications Group is also vulnerable to the risk of changes in foreign and domestic laws and policies that govern operations of overseas-based companies. Exchange control regulations currently in place or which could be enacted in many of the Communication Group's markets could create substantial barriers to the conversion or repatriation of funds, and such restrictions could adversely affect the Communications Group's and the Company's ability to pay overhead expenses, meet any of their respective debt obligations and to continue and expand its communications businesses. Tax laws and regulations may also be amended or differently interpreted and implemented, thereby adversely affecting the profitability after tax of the Communications Group's ventures. In addition, criminal organizations in certain of the countries in which the Communications Group operates may threaten and intimidate businesses. While the Communications Group has thus far not experienced widespread difficulties with criminal organizations in these countries, there can be no assurance that such pressures from criminal organizations will not increase in the future and have a material adverse effect on the Company and its operations.

    There is significant uncertainty as to the extent to which local parties and entities, particularly government authorities, in the Communications Group's markets will respect the contractual and other rights of foreign parties, such as the Communications Group, and also the extent to which the "rule of law" has taken hold and will be upheld in each of these countries. Although the general legal framework and the governments' strategy in some of the Communications Group's markets currently encourage foreign trade and investments, relevant laws of the countries in which the Communications Group has invested may not be enforced in accordance with their terms or implemented in countries in which they do not now exist. Laws in the Communications Group's markets affecting foreign investment, trade and communications activities often change and create uncertainty and confusion. Additionally, foreign investment and sales may be materially and adversely affected by conflicting and restrictive administrative regulations in many of the Communications Group's markets.

    The Communications Group may also be materially and adversely affected by laws restricting foreign investment in the field of communications. Certain countries have extensive restrictions on foreign investment in the communications field and the Communications Group is attempting to structure its prospective projects in order to comply with such laws. However, there can be no assurance that such legal and regulatory restrictions will not increase in the future or, as currently promulgated, will not be interpreted in a manner giving rise to tighter restrictions, and thus may have a material adverse effect on the Company's prospective projects in that country. The Russian Federation has periodically proposed legislation that would limit the ownership percentage that foreign companies can have in communications businesses. While such proposed legislation has not been made into law, it is possible that such legislation could be enacted in Russia and/or that other countries in Eastern Europe and the republics of the former Soviet Union may enact similar legislation which could have a material adverse effect on the business, operations, financial condition or prospects of the Communications Group. Such legislation could be similar to United States Federal law which limits the foreign ownership in entities owning broadcasting licenses. Similarly, PRC law and regulation restrict and prohibit foreign companies or joint ventures in which they participate from providing telephony service to customers in the PRC and generally limit the role that foreign companies or their joint ventures may play in the telecommunications industry. As a result, Asian American Telecommunications Corporation, a subsidiary of the Company conducting business primarily in the PRC ("AAT"), unlike the Communications Group's joint ventures in Eastern Europe and in the republics of the former Soviet Union, must structure its transactions as a provider of telephony equipment and technical and support services as opposed to a direct provider of such services. These legal restrictions in the PRC may limit the ability of AAT to control the management and direction of the telecommunications systems in which it invests in the PRC. In addition, there is no way of predicting whether other foreign ownership limitations will be enacted in any of the Communications Group's markets, or whether any such law, if enacted, will force the Communications Group to reduce or restructure its ownership interest in any of the ventures in which the Communications Group currently has an ownership interest. If foreign ownership limitations are enacted in any of the Communications Group's markets and the Communications Group is required to reduce or restructure its ownership interests in any ventures, it is unclear how such reduction or restructuring would be implemented, or what impact such reduction or restructuring would have on the Communications Group.

DEVELOPING LEGAL STRUCTURES IN TARGET MARKETS

    As a result of political, economic and social changes in Eastern Europe, the republics of the former Soviet Union, the PRC and in other selected emerging markets, the bodies of commercial and corporate laws in the Communications Group's markets are, in most cases, in their formative stages. Despite the fact that many of these areas have undergone radical changes in recent years, commercial and corporate laws in these markets are still significantly less developed or clear than comparable laws in the United States and countries of Western Europe and are subject to frequent changes, preemption and reinterpretation by local or administrative regulations, by administrative officials and, in the case of Eastern Europe and republics of the former Soviet Union, by new governments. Such lack of development or clarity makes it difficult for the Communications Group's businesses to plan operations and maintain compliance with administrative interpretations of the law. No assurance can be given that the uncertainties associated with the existing and future laws and regulations in the Communications Group's markets will not have a material adverse effect on the Company's ability to conduct its business and to generate profits.

    Laws relating to telecommunications are also in their developmental stage in most of the markets in which the Communications Group operates and are often modified. In one market in which the Communications Group operates, the government has begun to charge license fees for use of newly and previously issued licenses. At this time, the Communications Group does not yet know the amount its joint venture will be charged for the use of its license in this market.

    In addition, the courts in many of the Communications Group's markets often do not have the experience, resources or authority to resolve significant economic disputes and enforce their decisions.

In some cases courts are not insulated from political considerations and other outside pressures and sometimes do not function in an independent manner. Enforcement of legal rights in these areas is also affected in some cases by political discretion and lobbying. This creates particular concerns for the Communications Group because the licenses held by the Communications Group's businesses or the contracts providing such businesses access to the airwaves or other rights essential for operations may be significantly modified, revoked or canceled without justification, and legal redress may be substantially delayed or even unavailable in such cases.

RISK INHERENT IN GROWTH STRATEGY

    The Communications Group has grown rapidly since its inception. Many of the Communications Group's ventures are either in developmental stages or have only recently commenced operations. The Communications Group has incurred significant operating losses to date. The Communications Group is pursuing additional investments in a variety of communications businesses in both its existing markets and additional markets. This growth strategy entails the risks inherent in assessing the strength and weaknesses of development opportunities, in evaluating the costs and uncertain returns of developing and constructing the facilities for operating systems and in integrating and managing the operations of existing and additional systems. The Company's growth strategy requires the Company to expend significant capital in order to enable it to continue to develop its existing operations and to invest in additional ventures. There can be no assurance that the Company will have the funds necessary to support the capital needs of the Communications Group's current investments or any of the Communications Group's additional investment opportunities or that the Communications Group will be able to obtain financing from third parties. If such financing is unavailable, the Communications Group may not be able to further develop its existing ventures and the number of additional ventures in which it invests may be significantly curtailed.

APPROVALS AND UNCERTAINTY OF LICENSE RENEWALS

    The Communications Group's joint ventures' operations are subject to governmental regulation in its markets and its operations require certain governmental approvals. The licenses pursuant to which the Communications Group's joint ventures operate are issued for limited periods, including certain licenses which are renewable annually. Certain of these licenses expire over the next several years. In addition, licenses held by two of the Communications Group's joint ventures have recently expired, although these joint ventures have been permitted to continue operations while the reissuance is pending. Such joint ventures applied for renewals and expects new licenses to be issued. Four other licenses held or used by Communications Group's joint ventures will expire during 1997. While there can be no assurance on the matter, based on past experience, the Communications Group expects that all of these licenses will be renewed. For most of the licenses held or used by the Communications Group's joint ventures, no statutory or regulatory presumption exists for renewal by the current license holder, and there can be no assurance that such licenses will be renewed upon the expiration of their current terms. The Communications Group's partners in these ventures have not advised the Communications Group of any reason such licenses would not be renewed. The failure of such licenses to be renewed may have a material adverse effect on the Company. There can also be no assurance that the Communications Group's joint ventures will obtain necessary approvals to operate additional wireless cable television, fixed telephony or paging systems or radio broadcast stations in any of the markets in which it is seeking to establish its businesses.

    Additionally, certain of the licenses pursuant to which the Communications Group's businesses operate contain network build-out milestones. The failure to satisfy such milestones could result in the loss of such licenses which may have a material adverse effect on the Company.

EXCHANGE RATE FLUCTUATIONS AND INFLATION RISKS IN TARGET MARKETS

    The Communications Group's strategy is to minimize its foreign currency exposure risk. To the extent possible, in countries that have experienced high rates of inflation, the Communications Group bills and collects all revenues in U.S. dollars or an equivalent local currency amount adjusted on a monthly basis for exchange rate fluctuations. The Communications Group's joint ventures are generally permitted to maintain U.S. dollar accounts to service their U.S. dollar-denominated credit lines, thereby reducing foreign currency risk. As the Communications Group and its joint venture investees expand their operations and become more dependent on local currency-based transactions, the Communications Group expects that its foreign currency exposure will increase. The Communications Group does not hedge against foreign exchange rate risks at the current time and therefore could be subject in the future to any declines in exchange rates between the time a joint venture receives its funds in local currencies and the time it distributes such funds in U.S. dollars to the Company. In addition, the economies of certain of the Communications Group's target markets, including but not limited to Russia, Romania, Hungary, Lithuania, Belarus, Georgia, the PRC and Kazakstan, have experienced significant and, in some periods, extremely high rates of inflation over the past few years. Inflation and rapid fluctuation in exchange rates have had and may continue to have a negative effect on these economies and may have a negative impact on the Company's business, financial condition and results of operations.

POSSIBLE INABILITY TO CONTROL CERTAIN JOINT VENTURES

    The Communications Group has invested in virtually all of its joint ventures with local partners. Although the Communications Group exercises significant influence in the management and operations of the joint ventures in which it has an ownership interest and intends to invest in the future only in joint ventures in which it can exercise significant influence in management, the degree of its voting power and the voting power and veto rights of its joint venture partners may limit the Communications Group from effectively controlling the operations, strategies and financial decisions of the joint ventures in which it has an ownership interest. In certain markets where the Communications Group conducts or may in the future conduct business, increases in the capitalization of a joint venture require not only the consent of all joint venture partners, but also government approval, thereby creating a risk that a venture may not be able to obtain additional capital without cooperation of the joint venture partner and government approval. The Communications Group is dependent on the continuing cooperation of its partners in the joint ventures and any significant disagreements among the participants could have a material adverse effect on any such venture. In addition, in many instances, the Communications Group's partners in a joint venture include a governmental entity or an affiliate of a governmental entity. The presence of a governmental entity or affiliate thereof as a partner poses a number of risks, including the possibility of decreased governmental support or enthusiasm for the venture as a result of a change of government or government officials, a change of policy by the government and perhaps most significantly the ability of the governmental entities to exert undue control or influence over the project in the event of a dispute or otherwise. In addition, to the extent joint ventures become profitable and generate sufficient cash flows in the future, there can be no assurance that the joint ventures will pay dividends or return capital at any time. Moreover, the equity interests of the Communications Group in these investments generally are not freely transferable. Therefore, there can be no assurance of the Company's ability to realize economic benefits through the sale of the Communications Group's interests in its joint ventures.

TECHNICAL APPROVAL OF TELEPHONY EQUIPMENT

    Many of the Communications Group's proposed wireless local loop telephony operations are dependent upon type approval of the Communications Group's proposed wireless local loop telephony equipment by the communications authorities in the markets where the Communications Group and its ventures plan to operate. While the Communications Group believes that such equipment will be type approved, there is no assurance that this will occur and the failure to obtain such type approvals could have a materially adverse effect on many of the Communications Group's proposed telephony operations. In addition, while the Communications Group believes that it will be able to acquire sufficient amounts of wireless local loop telephony equipment from its supplier on a timely basis, there can be no assurance that this will be the case or that the Communications Group would be able to procure alternative equipment.

TECHNOLOGICAL OBSOLESCENCE

    The communications industry has been characterized in recent years by rapid and significant technological changes. New market entrants could introduce new or enhanced technologies with features which would render the Communications Group's technology obsolete or significantly less marketable. The ability of the Communications Group to compete successfully will depend to a large extent on its ability to respond quickly and adapt to technological changes and advances in its industry. There can be no assurance that the Communications Group will be able to keep pace, or will have the financial resources to keep pace, with the technological demands of the marketplace.

                                  THE COMPANY

GENERAL

    The Company is a global communications and media company engaged in the development and operation of a variety of communications businesses, including wireless cable television, AM/FM radio, paging, cellular telecommunications, International toll calling and trunked mobile radio, in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets, through its Communications Group.

    The Communications Group, which was founded in 1990 to take advantage of the rapidly growing demand for modern communications services in Eastern Europe, the republics of the former Soviet Union and other selected emerging markets, launched its first operating system in 1992. At June 30, 1997, the Communications Group owned interests in and participated with partners in the management of joint ventures that had 42 operational systems, consisting of 9 wireless cable television systems, 14 AM/FM radio stations, 11 paging systems, 1 International toll calling service, 5 trunked mobile radio systems, 1 GSM cellular telephone system and 1 joint venture that is building out an operational GSM system and providing financing, technical assistance and consulting services to the local system operator. In addition, the Communications Group has interests in and participates with partners in the management of joint ventures that, as of June 30, 1997, had 4 pre-operational systems, consisting of 1 wireless cable television system, 1 cellular telecommunications system, 1 company providing sales, financing and service for wireless local loop telecommunications equipment and 1 company participating in the construction and development of a local telephone network in the PRC for up to 1 million lines, each of which the Communications Group believes will be launched during 1997. The Company generally owns 50% or more of the joint ventures in which it invests. The Company believes that the Communications Group is poised for significant growth, as it continues to expand its existing systems' subscriber base, construct and launch new systems in areas where it is currently licensed and obtain new licenses in additional attractive markets. The Company's objective is to establish the Communications Group as a major multiple-market provider of modern communications services in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets.

RECENT DEVELOPMENTS

    THE ENTERTAINMENT GROUP SALE. On July 10, 1997, the Company sold substantially all of the assets of its entertainment group (the "Entertainment Group"), consisting of Orion Pictures Corporation ("Orion"), Goldwyn Entertainment Company ("Goldwyn") and Motion Picture Corporation of America ("MPCA") (and their respective subsidiaries) and a feature film and television library of over 2,200 titles to P&F Acquisition Corp. ("P&F"), the parent company of Metro-Goldwyn-Mayer Inc. ("MGM") for a gross consideration of $573.0 million (such transaction hereinafter referred to as the "Entertainment Group Sale"). The Company used $296.4 million of the proceeds from the Entertainment Group Sale to repay all amounts outstanding under the Entertainment Group's credit facilities and certain other indebtedness of the Entertainment Group and $140.0 million of such proceeds to repay all of its outstanding debentures. As a result of the Entertainment Group Sale, the Company has narrowed its strategic focus from operating two core businesses through the Communications Group and the Entertainment Group to focusing primarily on the global communications and media businesses of the Communications Group. The Entertainment Group's Landmark Theatre Group ("Landmark"), which the Company believes is the largest exhibitor of specialized motion pictures and art-house films in the United States with, at June 30, 1997, 49 theaters and 139 screens, was not included in the Entertainment Group Sale and the Company continues to own and operate Landmark in order to maximize its value, which may include a sale of Landmark.

    PREFERRED STOCK SALE. On September 16, 1997, the Company sold 4,140,000 shares of its 7.25% convertible preferred stock (the "Preferred Stock") for gross proceeds of $207 million. The shares of Preferred Stock are convertible at any time at a conversion rate of 3.33 shares of common stock for each share of Preferred Stock and redeemable on or after September 15, 2000 at a redemption price that commences at $52.5375 and declines to $50.00 at September 15, 2007. All dividends and redemption payments may be made in cash or a combination of both at the election of the Company.

OTHER INFORMATION

    In addition to the Communications Group and Landmark, the Company also owns, Snapper and an investment in RDM Sports Group, Inc. (formerly known as Roadmaster Industries, Inc.) ("RDM"). Snapper and the investment in RDM were owned by the Company prior to the November 1 Merger (as defined below). Snapper manufactures Snapper(R) brand premium-priced power lawnmowers, lawn tractors, garden tillers, snow throwers and related parts and accessories. RDM is a sporting goods manufacturer of which the Company owns approximately 19.2 million shares (approximately 39% of the outstanding shares of RDM common stock) and warrants to acquire an additional 3.0 million shares (approximately 5%).

    After November 1, 1995, the Company publicly announced that it was actively exploring a sale of both Snapper and its investment in RDM, and, as a result, for accounting purposes, both assets were classified as assets held for sale for financial statement purposes. The results of operations for Snapper were not consolidated with the Company's consolidated results of operations for the period from November 1, 1995 through October 31, 1996. The Company has decided not to continue to pursue its previously adopted plan to dispose of Snapper and to actively manage Snapper to maximize its long-term value. Since November 1, 1996, the Company has included Snapper's operating results in the consolidated results of operations of the Company.

    In addition, as of April 1, 1997, for financial statement reporting purposes, the Company no longer qualifies to treat its investment in RDM as a discontinued operation and the Company has included in its results of operations the Company's share of the earnings and losses of RDM. After August 15, 1997, RDM announced that it was experiencing significant cash flow and other financial difficulties. On August 28, 1997, an involuntary bankruptcy petition was filed against a subsidiary of RDM in Federal bankruptcy court in Montgomery, Alabama and on August 29, 1997, RDM filed a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code. In connection with a refinancing of RDM's debt, the Company caused the issuance of a $15 million letter of credit in favor of RDM's lender group which may be drawn at any time by RDM's lender group.


                                 USE OF PROCEEDS

    The Company will not receive any proceeds from any sale of the Shares.


                               SELLING STOCKHOLDER

    The Selling Stockholder acquired his shares of Common Stock pursuant to that certain Option Agreement (the "Option Agreement"), dated as of April 19, 1994, between The Actava Group, Inc., a Delaware corporation (now known as the Company), and the Selling Stockholder. Pursuant to the Option Agreement, the Option (as defined therein) is transferable in whole or in part, subject to certain restrictions contained therein. If the Option is so transferred, the transferee shall be deemed to be the

Selling Stockholder hereunder. The Selling Stockholder is subject to a Registration Rights Agreement with the Company, dated as of April 19, 1994 (the "Registration Rights Agreement"), pursuant to which the Company agreed to effect the registration of the offering and sale of the Shares on a delayed or continuous basis under the Securities Act on certain terms and conditions.


                             PLAN OF DISTRIBUTION

    The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American or the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold pursuant to one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by an underwriter, a broker or a dealer as principal and resale by such underwriter, broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; (e) through the writing of options on the Shares; and
(f) directly or through brokers or agents in private sales at negotiated prices. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act under certain circumstances. In effecting sales, underwriters, brokers or dealers engaged by the Selling Stockholder and/or purchasers of the Shares may arrange for other underwriters, brokers or dealers to participate. Underwriters, brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder.

    The Selling Stockholder and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

    The consolidated financial statements and related schedules for the Company as of December 31, 1996 and December 31, 1995 and for each of the years in the two-year period ended December 31, 1996, and for the year ended February 28, 1995 and the financial statements for AAT as of December 31, 1996, and for the period from January 22, 1996 (date of inception) to December 31, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and related schedules of The Actava Group Inc. appearing in The Actava Group Inc. Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and related schedules are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and related schedules of The Samuel Goldwyn Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996, appearing in The Samuel Goldwyn Company Annual Report on Form 10-K for the year ended March 31, 1996 have been incorporated herein in reliance upon the report of Price Waterhouse LLP, independent public accountants, included therein and upon the authority of such firm as experts in accounting and auditing.

    The report of Price Waterhouse LLP on the consolidated financial statements of The Samuel Goldwyn Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996 contains an explanatory paragraph stating that the possibility that The Samuel Goldwyn Company's credit facility and loan terms may not be extended beyond the June 28, 1996 maturity date raises substantial doubt about its ability to continue as a going concern.

================================================================================

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to its date.

                               ------------------


                                TABLE OF CONTENTS

                                                                           Page

  Available Information .................................................    2
  Incorporated of Certain Documents
    by Reference ........................................................    2
  Special Note Regarding
    Forward-Looking Statements ..........................................    3
  Risk Factors ..........................................................    5
  The Company ...........................................................   13
  Use of Proceeds .......................................................   14
  Selling Stockholder ...................................................   14
  Plan of Distribution ..................................................   15
  Legal Matters .........................................................   15
  Experts ...............................................................   16


================================================================================


                                 300,000 SHARES


                            METROMEDIA INTERNATIONAL
                                  GROUP, INC.



                                  COMMON STOCK
                          (par value $1.00 per share)



                                   PROSPECTUS





                                October 8, 1997

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS


                                 256,504 SHARES


                      METROMEDIA INTERNATIONAL GROUP, INC.


                                  COMMON STOCK


  The 256,504 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Metromedia International Group, Inc. (the "Company") offered hereby are being offered for the account of certain individuals (the "Selling Stockholders") granted shares of Common Stock pursuant to the Metromedia International Group, Inc./Motion Picture Corporation of America Restricted Stock Plan (the "Stock Plan"). The Company will not receive any proceeds from the sale of such securities. See "Selling Stockholders."

  The Selling Stockholders may sell the Shares offered hereby from time to time on the American Stock Exchange and the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise (including private sales) at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholders directly, or through agents designated from time to time, or through underwriters, brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Such underwriters, brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to underwriters, brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders. See "Plan of Distribution."

  The Common Stock of the Company is listed on the American Stock Exchange and the Pacific Stock Exchange under the trading symbol "MMG." On October 6, 1997, the last reported sale price of the Company's Common Stock on the American Stock Exchange was $13.50 per share.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                 The date of this Prospectus is October 8, 1997

   No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission's web site at "http://www.sec.gov" and from the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the American Stock Exchange and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

   The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made concerning the contents of any document referred to herein and not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected and copied at the locations described above.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents heretofore filed by the Company with the Commission (File No. 1-5706) are incorporated by reference into this Prospectus and made a part hereof:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997, as amended by Form 10-K/A Amendment No. 1 filed with the Commission on June 17, 1996 (File No. 1-5706).

        (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 14, 1997 (File No. 1-5706).

        (3) The Company's Current Report on Form 8-K dated February 11, 1997 filed with the Commission on February 12, 1997 (File No. 1-5706).

        (4) The Company's Current Report on Form 8-K dated May 2, 1997 filed with the Commission on May 6, 1997 (File No. 1-5706).

        (5) The Company's Registration Statement on Form S-3 filed with the Commission on April 4, 1997, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on August 6, 1997, as amended by Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on August 29, 1997, as amended by Amendment No. 3 to Registration Statement on Form S-3 filed with the Commission on September 10, 1997 (File No. 333-35349).

        (6) The Consolidated Financial Statements and related schedules of The Actava Group Inc. (now known as the Company) included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Commission on March 31, 1995, as amended by Form 10-K/A Amendment No. 1 filed with the Commission on April 28, 1995 and Form 10-K/A Amendment No. 2 filed with the Commission on July 13, 1995 (File No. 1-5706).

        (7) The Consolidated Financial Statements and related schedules of The Samuel Goldwyn Company included in The Samuel Goldwyn Company Annual Report on Form 10-K for the year ended March 31, 1996 filed with the Commission on June 30, 1996 (File No. 1-10935).

        (8) The description of the Company's Common Stock contained in its registration statement on Form 8-A, as filed with the Commission on November 1, 1995, including any amendment or report filed for the purpose of amending such description (File No. 1-5706).

   In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

   The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). Any such request should be directed to Secretary, Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, telephone (201) 531-8000.


                                  ------------


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; changes in public taste, industry trends and demographic changes; competition from other communications companies, which may affect the Company's ability to generate revenues; political, social and economic conditions and laws, rules and regulations, particularly in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China (the "PRC") and other selected emerging markets, which may affect the Company's results of operations; timely completion of construction projects for new systems for the joint ventures in which the Company has invested, which may impact the costs of such projects; developing legal structures in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets, which may affect the Company's results of operations; cooperation of local partners for the Company's communications investments in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets; exchange rate fluctuations; license renewals for the Company's investments in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets; the loss of any significant customers; changes in business strategy or development plans; quality of management; availability of qualified personnel; changes in, or the failure to comply with, government regulations; and other factors referenced in or incorporated by reference into this Prospectus.

                                 RISK FACTORS

   IN ADDITION TO THE OTHER INFORMATION INCORPORATED BY REFERENCE AND CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. CERTAIN STATEMENTS SET FORTH BELOW UNDER THIS CAPTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT.

OPERATING LOSSES; NO ASSURANCE OF PROFITABILITY

   For the six-months ended June 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, the Company reported a loss from continuing operations of approximately $58.8 million and $29.3 million and $71.0 million and $36.3 million, respectively, and a net loss of $95.2 million and $38.0 million and $115.2 million and $413 million, respectively. The Company expects that it will report significant operating losses for the fiscal year ended December 31, 1997, including losses attributable to Snapper, Inc., a subsidiary of the Company ("Snapper"), whose results of operations have been included in the Company's consolidated results of operations since November 1, 1996. In addition, the Communications Group is in the early stages of development and the Company expects this group to continue to generate significant losses as it continues to build out and market its services. Accordingly, the Company expects to generate consolidated losses for the foreseeable future.

FUTURE FINANCING NEEDS

   The Communications Group's businesses are capital intensive and require the investment of significant amounts of capital in order to construct and develop operational systems and market its services. As a result, the Company may require equity or debt financing in order to satisfy its on-going working capital and debt service requirements and to achieve its long-term business strategies. Such additional capital may be provided through the public or private sale of debt or equity securities. No assurance can be given that additional financing will be available to the Company on acceptable terms, if at all. If adequate additional funds are not available, the Company may be required to curtail significantly its long term business objectives and the Company's results from operations may be materially and adversely affected.

COMPETITIVE INDUSTRIES

   The Company operates in businesses which are highly competitive and such businesses compete with many other communications and media companies, many of which are well-known global communications and media companies with substantially greater financial, management and other resources than the Company. The Communications Group operates in industries that are highly competitive worldwide. The Company recognizes that, in the future, the Communications Group is likely to encounter significant competition from other entities which may be led by successful and experienced members of the communications industry and which may have established operating infrastructures and superior access to financial resources. The Communications Group also faces potential competition from competing technologies which could emerge over time in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets and compete directly with the Communications Group's operations. In addition, the Company does not expect to maintain or to be granted exclusive licenses to operate its communications businesses in any of the markets where it currently provides or plans to provide its services.

CONTROL OF THE COMPANY BY METROMEDIA COMPANY DUE TO CONCENTRATION OF SHARE OWNERSHIP AND VOTING CONTROL

   Metromedia Company and its affiliates collectively own approximately 23% of the outstanding shares of Common Stock and is the Company's largest stockholder. Metromedia Company has nominated or designated a majority of the members of the Company's Board of Directors. In accordance with the Restated Certificate of Incorporation and By-laws of the Company and Delaware law, in the future, the majority of the members of the Company's Board of Directors will nominate the directors for election to the Company's Board of Directors. Accordingly, it is likely that directors designated or nominated by Metromedia Company will continue to constitute a majority of the members of the Company's Board of Directors. As such, Metromedia Company will likely control the direction of future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional shares of the Company's capital stock and other securities. Such concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of the Company pursuant to a transaction which might otherwise be beneficial to stockholders.

ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER AND BY-LAWS

   The Company's Restated Certificate of Incorporation and By-laws contain provisions that could delay, defer or prevent a change in control without the approval of its incumbent Board of Directors. These provisions, among other things, (i) divide the Board of Directors into three classes, with members of each class to be elected in staggered three-year terms; (ii) prohibit stockholder action by written consent in lieu of a meeting; (iii) limit the right to call special meetings of stockholders to the Chairman or Vice Chairman of the Company's Board of Directors; and (iv) authorize the Board of Directors to issue preferred stock in one or more classes or series without any action on the part of stockholders. Such provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock and significantly impede the ability of the holders of Common Stock to replace management. In addition, the Company's Board of Directors intends to adopt a stockholder rights plan which will have certain anti-takeover effects. The Company does not intend to solicit stockholder approval with respect to its stockholder rights plan. Although the exact terms of such rights plan have not been determined, it is anticipated that such rights plan will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of the Common Stock.

ENVIRONMENTAL MATTERS

   The Company is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. The Company, through its predecessors, has been in operation since 1929 and, over the years, has operated in diverse industries, including, various equipment, sporting goods and furniture manufacturing, sheet metal processing, and trucking. With the exception of Snapper and the Company's interest in RDM, the Company has divested itself of all non-communications, entertainment and media-related operations. However, in the course of certain such divestitures, the Company has retained certain indemnification obligations for environmental cleanup matters, and in one case a contaminated parcel at which the Company has undertaken cleanup activities. In other cases, particularly for operations that were divested in the past, the Company could incur unanticipated environmental cleanup obligations, to the extent they may exist or arise in the future, as a result, at least in part, of changes in legal requirements that have occurred since such divestitures. At the present time, the Company is not aware of any environmental liabilities related to any such divestitures that the Company believes would have a material adverse effect on its results of operations or financial condition. However, because some divestitures may have occurred many years ago, there can be no assurance that environmental matters will not arise in the future that could have such an effect.

POLITICAL, SOCIAL AND ECONOMIC RISKS

   The Communications Group's operations may be materially and adversely affected by significant political, social and economic uncertainties in Eastern Europe, the republics of the former Soviet Union, the PRC and in other selected emerging markets where it conducts or may in the future conduct business. Political stability in many of the Communications Group's markets has been affected by political tensions between different branches of government. In addition, internal military conflicts have occurred in certain regions of some of the countries in which the Communications Group has made investments. There are also concerns about potential civil unrest fueled by, among other things, economic and social crises in certain of the Communications Group's markets. Moreover, political tensions between national and local governments in certain of the Communications Group's markets could have a material adverse effect on the Communications Group's operations in such areas. The Communications Group's operations may also be materially and adversely affected by bureaucratic infighting between government agencies with unclear and overlapping jurisdictions.

   The governments in the Communications Group's markets exercise substantial influence over many aspects of the private sector. The governments in these areas have been attempting to a varying degree to implement economic reform policies and encourage private economic activity. However, these reforms have been only partially successful to date. The economies in many of the Communications Group's markets are still characterized by high unemployment, high inflation, high foreign debt, weak currencies and the possibility of widespread bankruptcies. Moreover, in some of the Communications Group's markets, the governments have continued to reserve large sectors of the economy for state ownership and have not dismantled all portions of the command economy system. Important infrastructure and utility sectors, such as certain sectors of the telecommunications industry, of some of the economies in which the Communications Group conducts or plans to conduct business are still primarily state-owned and operated and are subject to pervasive regulatory control. Despite some success in implementing reform policies and developing the private sector, there can be no assurance that the pursuit of economic reforms by any of these governments will continue or prove to be ultimately effective, especially in the event of a change in leadership, social or political disruption or other circumstances affecting economic, political or social conditions.

GENERAL OPERATING RISKS

   The Communications Group's operating results are dependent upon the ability to attract subscribers to its cable, paging and telephony systems, the sale of commercial advertising time on its radio stations and its ability to control overall operating expenses. The ability to attract subscribers is dependent on the general economic conditions in the market where each cable, paging and telephony system is located, the relative popularity of such systems, the demographic characteristics of the potential subscribers to such systems, the technical attractiveness to customers of the equipment and service of such systems, the activities of competitors and other factors which may be outside of the Communications Group's control. In addition, the sale of commercial advertising time on the Communications Group's AM/FM radio stations is similarly dependent on economic conditions in the market in which such stations are located, the relative popularity of such stations, the demographic characteristics of the audience of such stations, the activities of competitors and other factors beyond the control of the Communications Group.

   The Communications Group relies heavily in many of the countries in which it operates upon the availability and accessibility of government-owned broadcast and transmission facilities for distribution of its signal throughout its license areas. Most of the joint ventures in which the Communications Group makes investments require substantial construction of new systems and additions to the physical plant of existing systems. Construction projects are adversely affected by cost overruns and delays not within the control of the Communications Group or its subcontractors, such as those caused by governmental action or inaction. In addition, delays also can occur as a result of design changes and material or equipment shortages or delays in delivery of material or equipment. The failure to complete construction of a communications system on a timely basis could jeopardize the franchise or license for such system or provide opportunities to the Communications Group's competitors.

RISKS INHERENT IN FOREIGN INVESTMENT

   The Communications Group has invested substantially all of its resources in operations outside of the United States and, in the ordinary course of its business, plans to make additional international investments in the near future. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks, risks of increases in taxes and governmental royalties and involuntary modifications of contracts with or licenses issued by foreign governments or their affiliated commercial enterprises.

   The Communications Group is also vulnerable to the risk of changes in foreign and domestic laws and policies that govern operations of overseas-based companies. Exchange control regulations currently in place or which could be enacted in many of the Communication Group's markets could create substantial barriers to the conversion or repatriation of funds, and such restrictions could adversely affect the Communications Group's and the Company's ability to pay overhead expenses, meet any of their respective debt obligations and to continue and expand its communications businesses. Tax laws and regulations may also be amended or differently interpreted and implemented, thereby adversely affecting the profitability after tax of the Communications Group's ventures. In addition, criminal organizations in certain of the countries in which the Communications Group operates may threaten and intimidate businesses. While the Communications Group has thus far not experienced widespread difficulties with criminal organizations in these countries, there can be no assurance that such pressures from criminal organizations will not increase in the future and have a material adverse effect on the Company and its operations.

   There is significant uncertainty as to the extent to which local parties and entities, particularly government authorities, in the Communications Group's markets will respect the contractual and other rights of foreign parties, such as the Communications Group, and also the extent to which the "rule of law" has taken hold and will be upheld in each of these countries. Although the general legal framework and the governments' strategy in some of the Communications Group's markets currently encourage foreign trade and investments, relevant laws of the countries in which the Communications Group has invested may not be enforced in accordance with their terms or implemented in countries in which they do not now exist. Laws in the Communications Group's markets affecting foreign investment, trade and communications activities often change and create uncertainty and confusion. Additionally, foreign investment and sales may be materially and adversely affected by conflicting and restrictive administrative regulations in many of the Communications Group's markets.

   The Communications Group may also be materially and adversely affected by laws restricting foreign investment in the field of communications. Certain countries have extensive restrictions on foreign investment in the communications field and the Communications Group is attempting to structure its prospective projects in order to comply with such laws. However, there can be no assurance that such legal and regulatory restrictions will not increase in the future or, as currently promulgated, will not be interpreted in a manner giving rise to tighter restrictions, and thus may have a material adverse effect on the Company's prospective projects in that country. The Russian Federation has periodically proposed legislation that would limit the ownership percentage that foreign companies can have in communications businesses. While such proposed legislation has not been made into law, it is possible that such legislation could be enacted in Russia and/or that other countries in Eastern Europe and the republics of the former Soviet Union may enact similar legislation which could have a material adverse effect on the business, operations, financial condition or prospects of the Communications Group. Such legislation could be similar to United States Federal law which limits the foreign ownership in entities owning broadcasting licenses. Similarly, PRC law and regulation restrict and prohibit foreign companies or joint ventures in which they participate from providing telephony service to customers in the PRC and generally limit the role that foreign companies or their joint ventures may play in the telecommunications industry. As a result, Asian American Telecommunications Corporation, a subsidiary of the Company conducting business primarily in the PRC ("AAT"), unlike the Communications Group's joint ventures in Eastern Europe and in the republics of the former Soviet Union, must structure its transactions as a provider of telephony equipment and technical and support services as opposed to a direct provider of such services. These legal restrictions in the PRC may limit the ability of AAT to control the management and direction of the telecommunications systems in which it invests in the PRC. In addition, there is no way of predicting whether other foreign ownership limitations will be enacted in any of the Communications Group's markets, or whether any such law, if enacted, will force the Communications Group to reduce or restructure its ownership interest in any of the ventures in which the Communications Group currently has an ownership interest. If foreign ownership limitations are enacted in any of the Communications Group's markets and the Communications Group is required to reduce or restructure its ownership interests in any ventures, it is unclear how such reduction or restructuring would be implemented, or what impact such reduction or restructuring would have on the Communications Group.

DEVELOPING LEGAL STRUCTURES IN TARGET MARKETS

   As a result of political, economic and social changes in Eastern Europe, the republics of the former Soviet Union, the PRC and in other selected emerging markets, the bodies of commercial and corporate laws in the Communications Group's markets are, in most cases, in their formative stages. Despite the fact that many of these areas have undergone radical changes in recent years, commercial and corporate laws in these markets are still significantly less developed or clear than comparable laws in the United States and countries of Western Europe and are subject to frequent changes, preemption and reinterpretation by local or administrative regulations, by administrative officials and, in the case of Eastern Europe and republics of the former Soviet Union, by new governments. Such lack of development or clarity makes it difficult for the Communications Group's businesses to plan operations and maintain compliance with administrative interpretations of the law. No assurance can be given that the uncertainties associated with the existing and future laws and regulations in the Communications Group's markets will not have a material adverse effect on the Company's ability to conduct its business and to generate profits.

   Laws relating to telecommunications are also in their developmental stage in most of the markets in which the Communications Group operates and are often modified. In one market in which the Communications Group operates, the government has begun to charge license fees for use of newly and previously issued licenses. At this time, the Communications Group does not yet know the amount its joint venture will be charged for the use of its license in this market.

   In addition, the courts in many of the Communications Group's markets often do not have the experience, resources or authority to resolve significant economic disputes and enforce their decisions.

In some cases courts are not insulated from political considerations and other outside pressures and sometimes do not function in an independent manner. Enforcement of legal rights in these areas is also affected in some cases by political discretion and lobbying. This creates particular concerns for the Communications Group because the licenses held by the Communications Group's businesses or the contracts providing such businesses access to the airwaves or other rights essential for operations may be significantly modified, revoked or canceled without justification, and legal redress may be substantially delayed or even unavailable in such cases.

RISK INHERENT IN GROWTH STRATEGY

   The Communications Group has grown rapidly since its inception. Many of the Communications Group's ventures are either in developmental stages or have only recently commenced operations. The Communications Group has incurred significant operating losses to date. The Communications Group is pursuing additional investments in a variety of communications businesses in both its existing markets and additional markets. This growth strategy entails the risks inherent in assessing the strength and weaknesses of development opportunities, in evaluating the costs and uncertain returns of developing and constructing the facilities for operating systems and in integrating and managing the operations of existing and additional systems. The Company's growth strategy requires the Company to expend significant capital in order to enable it to continue to develop its existing operations and to invest in additional ventures. There can be no assurance that the Company will have the funds necessary to support the capital needs of the Communications Group's current investments or any of the Communications Group's additional investment opportunities or that the Communications Group will be able to obtain financing from third parties. If such financing is unavailable, the Communications Group may not be able to further develop its existing ventures and the number of additional ventures in which it invests may be significantly curtailed.

APPROVALS AND UNCERTAINTY OF LICENSE RENEWALS

   The Communications Group's joint ventures' operations are subject to governmental regulation in its markets and its operations require certain governmental approvals. The licenses pursuant to which the Communications Group's joint ventures operate are issued for limited periods, including certain licenses which are renewable annually. Certain of these licenses expire over the next several years. In addition, licenses held by two of the Communications Group's joint ventures have recently expired, although these joint ventures have been permitted to continue operations while the reissuance is pending. Such joint ventures applied for renewals and expects new licenses to be issued. Four other licenses held or used by Communications Group's joint ventures will expire during 1997. While there can be no assurance on the matter, based on past experience, the Communications Group expects that all of these licenses will be renewed. For most of the licenses held or used by the Communications Group's joint ventures, no statutory or regulatory presumption exists for renewal by the current license holder, and there can be no assurance that such licenses will be renewed upon the expiration of their current terms. The Communications Group's partners in these ventures have not advised the Communications Group of any reason such licenses would not be renewed. The failure of such licenses to be renewed may have a material adverse effect on the Company. There can also be no assurance that the Communications Group's joint ventures will obtain necessary approvals to operate additional wireless cable television, fixed telephony or paging systems or radio broadcast stations in any of the markets in which it is seeking to establish its businesses.

   Additionally, certain of the licenses pursuant to which the Communications Group's businesses operate contain network build-out milestones. The failure to satisfy such milestones could result in the loss of such licenses which may have a material adverse effect on the Company.

EXCHANGE RATE FLUCTUATIONS AND INFLATION RISKS IN TARGET MARKETS

   The Communications Group's strategy is to minimize its foreign currency exposure risk. To the extent possible, in countries that have experienced high rates of inflation, the Communications Group bills and collects all revenues in U.S. dollars or an equivalent local currency amount adjusted on a monthly basis for exchange rate fluctuations. The Communications Group's joint ventures are generally permitted to maintain U.S. dollar accounts to service their U.S. dollar-denominated credit lines, thereby reducing foreign currency risk. As the Communications Group and its joint venture investees expand their operations and become more dependent on local currency-based transactions, the Communications Group expects that its foreign currency exposure will increase. The Communications Group does not hedge against foreign exchange rate risks at the current time and therefore could be subject in the future to any declines in exchange rates between the time a joint venture receives its funds in local currencies and the time it distributes such funds in U.S. dollars to the Company. In addition, the economies of certain of the Communications Group's target markets, including but not limited to Russia, Romania, Hungary, Lithuania, Belarus, Georgia, the PRC and Kazakstan, have experienced significant and, in some periods, extremely high rates of inflation over the past few years. Inflation and rapid fluctuation in exchange rates have had and may continue to have a negative effect on these economies and may have a negative impact on the Company's business, financial condition and results of operations.

POSSIBLE INABILITY TO CONTROL CERTAIN JOINT VENTURES

   The Communications Group has invested in virtually all of its joint ventures with local partners. Although the Communications Group exercises significant influence in the management and operations of the joint ventures in which it has an ownership interest and intends to invest in the future only in joint ventures in which it can exercise significant influence in management, the degree of its voting power and the voting power and veto rights of its joint venture partners may limit the Communications Group from effectively controlling the operations, strategies and financial decisions of the joint ventures in which it has an ownership interest. In certain markets where the Communications Group conducts or may in the future conduct business, increases in the capitalization of a joint venture require not only the consent of all joint venture partners, but also government approval, thereby creating a risk that a venture may not be able to obtain additional capital without cooperation of the joint venture partner and government approval. The Communications Group is dependent on the continuing cooperation of its partners in the joint ventures and any significant disagreements among the participants could have a material adverse effect on any such venture. In addition, in many instances, the Communications Group's partners in a joint venture include a governmental entity or an affiliate of a governmental entity. The presence of a governmental entity or affiliate thereof as a partner poses a number of risks, including the possibility of decreased governmental support or enthusiasm for the venture as a result of a change of government or government officials, a change of policy by the government and perhaps most significantly the ability of the governmental entities to exert undue control or influence over the project in the event of a dispute or otherwise. In addition, to the extent joint ventures become profitable and generate sufficient cash flows in the future, there can be no assurance that the joint ventures will pay dividends or return capital at any time. Moreover, the equity interests of the Communications Group in these investments generally are not freely transferable. Therefore, there can be no assurance of the Company's ability to realize economic benefits through the sale of the Communications Group's interests in its joint ventures.

TECHNICAL APPROVAL OF TELEPHONY EQUIPMENT

   Many of the Communications Group's proposed wireless local loop telephony operations are dependent upon type approval of the Communications Group's proposed wireless local loop telephony equipment by the communications authorities in the markets where the Communications Group and its ventures plan to operate. While the Communications Group believes that such equipment will be type approved, there is no assurance that this will occur and the failure to obtain such type approvals could have a materially adverse effect on many of the Communications Group's proposed telephony operations. In addition, while the Communications Group believes that it will be able to acquire sufficient amounts of wireless local loop telephony equipment from its supplier on a timely basis, there can be no assurance that this will be the case or that the Communications Group would be able to procure alternative equipment.

TECHNOLOGICAL OBSOLESCENCE

   The communications industry has been characterized in recent years by rapid and significant technological changes. New market entrants could introduce new or enhanced technologies with features which would render the Communications Group's technology obsolete or significantly less marketable. The ability of the Communications Group to compete successfully will depend to a large extent on its ability to respond quickly and adapt to technological changes and advances in its industry. There can be no assurance that the Communications Group will be able to keep pace, or will have the financial resources to keep pace, with the technological demands of the marketplace.

                                  THE COMPANY

GENERAL

   The Company is a global communications and media company engaged in the development and operation of a variety of communications businesses, including wireless cable television, AM/FM radio, paging, cellular telecommunications, International toll calling and trunked mobile radio, in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets, through its Communications Group.

   The Communications Group, which was founded in 1990 to take advantage of the rapidly growing demand for modern communications services in Eastern Europe, the republics of the former Soviet Union and other selected emerging markets, launched its first operating system in 1992. At June 30, 1997, the Communications Group owned interests in and participated with partners in the management of joint ventures that had 42 operational systems, consisting of 9 wireless cable television systems, 14 AM/FM radio stations, 11 paging systems, 1 International toll calling service, 5 trunked mobile radio systems, 1 GSM cellular telephone system and 1 joint venture that is building out an operational GSM system and providing financing, technical assistance and consulting services to the local system operator. In addition, the Communications Group has interests in and participates with partners in the management of joint ventures that, as of June 30, 1997, had 4 pre-operational systems, consisting of 1 wireless cable television system, 1 cellular telecommunications system, 1 company providing sales, financing and service for wireless local loop telecommunications equipment and 1 company participating in the construction and development of a local telephone network in the PRC for up to 1 million lines, each of which the Communications Group believes will be launched during 1997. The Company generally owns 50% or more of the joint ventures in which it invests. The Company believes that the Communications Group is poised for significant growth, as it continues to expand its existing systems' subscriber base, construct and launch new systems in areas where it is currently licensed and obtain new licenses in additional attractive markets. The Company's objective is to establish the Communications Group as a major multiple-market provider of modern communications services in Eastern Europe, the republics of the former Soviet Union, the PRC and other selected emerging markets.

RECENT DEVELOPMENTS

   THE ENTERTAINMENT GROUP SALE. On July 10, 1997, the Company sold substantially all of the assets of its entertainment group (the "Entertainment Group"), consisting of Orion Pictures Corporation ("Orion"), Goldwyn Entertainment Company ("Goldwyn") and Motion Picture Corporation of America ("MPCA") (and their respective subsidiaries) and a feature film and television library of over 2,200 titles to P&F Acquisition Corp. ("P&F"), the parent company of Metro-Goldwyn-Mayer Inc. ("MGM") for a gross consideration of $573.0 million (such transaction hereinafter referred to as the "Entertainment Group Sale"). The Company used $296.4 million of the proceeds from the Entertainment Group Sale to repay all amounts outstanding under the Entertainment Group's credit facilities and certain other indebtedness of the Entertainment Group and $140.0 million of such proceeds to repay all of its outstanding debentures. As a result of the Entertainment Group Sale, the Company has narrowed its strategic focus from operating two core businesses through the Communications Group and the Entertainment Group to focusing primarily on the global communications and media businesses of the Communications Group. The Entertainment Group's Landmark Theatre Group ("Landmark"), which the Company believes is the largest exhibitor of specialized motion pictures and art-house films in the United States with, at June 30, 1997, 49 theaters and 139 screens, was not included in the Entertainment Group Sale and the Company continues to own and operate Landmark in order to maximize its value, which may include a sale of Landmark.

   PREFERRED STOCK SALE. On September 16, 1997, the Company sold 4,140,000 shares of its 7.25% convertible preferred stock (the "Preferred Stock") for gross proceeds of $207 million. The shares of Preferred Stock are convertible at any time at a conversion rate of 3.33 shares of common stock for each share of Preferred Stock and redeemable on or after September 15, 2000 at a redemption price that commences at $52.5375 and declines to $50.00 at September 15, 2007. All dividends and redemption payments may be made in cash or stock or a combination of both at the election of the Company.

OTHER INFORMATION

   In addition to the Communications Group and Landmark, the Company also owns, Snapper and an investment in RDM Sports Group, Inc. (formerly known as Roadmaster Industries, Inc.) ("RDM"). Snapper and the investment in RDM were owned by the Company prior to the November 1 Merger (as defined below). Snapper manufactures Snapper(R) brand premium-priced power lawnmowers, lawn tractors, garden tillers, snow throwers and related parts and accessories. RDM is a sporting goods manufacturer of which the Company owns approximately 19.2 million shares (approximately 39% of the outstanding shares of RDM common stock) and warrants to acquire an additional 3.0 million shares (approximately 5%).

   After November 1, 1995, the Company publicly announced that it was actively exploring a sale of both Snapper and its investment in RDM, and, as a result, for accounting purposes, both assets were classified as assets held for sale for financial statement purposes. The results of operations for Snapper were not consolidated with the Company's consolidated results of operations for the period from November 1, 1995 through October 31, 1996. The Company has decided not to continue to pursue its previously adopted plan to dispose of Snapper and to actively manage Snapper to maximize its long-term value. Since November 1, 1996, the Company has included Snapper's operating results in the consolidated results of operations of the Company.

   In addition, as of April 1, 1997, for financial statement reporting purposes, the Company no longer qualifies to treat its investment in RDM as a discontinued operation and the Company has included in its results of operations the Company's share of the earnings and losses of RDM. After August 15, 1997, RDM announced that it was experiencing significant cash flow and other financial difficulties. On August 28, 1997, an involuntary bankruptcy petition was filed against a subsidiary of RDM in Federal bankruptcy court in Montgomery, Alabama and on August 29, 1997, RDM filed a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code. In connection with a refinancing of RDM's debt, the Company caused the issuance of a $15 million letter of credit in favor of RDM's lender group which may be drawn at any time by RDM's lender group.


                                USE OF PROCEEDS

   The Company will not receive any proceeds from any sale of the Shares.


                             SELLING STOCKHOLDERS

   The Selling Stockholders acquired their shares of Common Stock pursuant to the Stock Plan. In connection with the Entertainment Group Sale, vesting of all shares of Common Stock granted under the Plan was accelerated to 100% and all restrictions on such Common Stock were terminated. The following table sets forth, to the knowledge of the Company, the number of shares of Common Stock granted to each Selling Stockholder under the Plan. To the knowledge of the Company, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth on the following table:


                                                             SHARES OF
       SELLING STOCKHOLDER                                 COMMON STOCK

       Dean Shapiro                                               1,334
       Joanna Rees-Jones                                          1,334
       Todd Coe                                                     667
       R.J. Murillo                                               1,667
       Jeremy Kramer                                              1,334
       Dan Ethridge                                                 667
       Jodie Adair                                                1,001
       Jeanette Draper                                            1,667
       Brad Jenkel                                               83,389
       Jeff Ivers                                                83,389
       Bradley Thomas                                            50,044
       Jed Weintrob                                              30,011
                                                                -------
       TOTAL                                                    256,504


                             PLAN OF DISTRIBUTION

   The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American or the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold pursuant to one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by an underwriter, a broker or a dealer as principal and resale by such underwriter, broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; (e) through the writing of options on the Shares; and
(f) directly or through brokers or agents in private sales at negotiated prices. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act under certain circumstances. In effecting sales, underwriters, brokers or dealers engaged by the Selling Stockholders and/or purchasers of the Shares may arrange for other underwriters, brokers or dealers to participate. Underwriters, brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

   The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders.

   The Selling Stockholders and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.


                                 LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.


                                    EXPERTS

   The consolidated financial statements and related schedules for the Company as of December 31, 1996 and December 31, 1995 and for each of the years in the two-year period ended December 31, 1996, and for the year ended February 28, 1995 and the financial statements for AAT as of December 31, 1996, and for the period from January 22, 1996 (date of inception) to December 31, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements and related schedules of The Actava Group Inc. appearing in The Actava Group Inc. Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and related schedules are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and related schedules of The Samuel Goldwyn Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996, appearing in The Samuel Goldwyn Company Annual Report on Form 10-K for the year ended March 31, 1996 have been incorporated herein in reliance upon the report of Price Waterhouse LLP, independent public accountants, included therein and upon the authority of such firm as experts in accounting and auditing.

   The report of Price Waterhouse LLP on the consolidated financial statements of The Samuel Goldwyn Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996 contains an explanatory paragraph stating that the possibility that The Samuel Goldwyn Company's credit facility and loan terms may not be extended beyond the June 28, 1996 maturity date raises substantial doubt about its ability to continue as a going concern.

================================================================================

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to its date.

                               ------------------


                                TABLE OF CONTENTS

                                                                            Page

  Available Information .................................................    2
  Incorporated of Certain Documents
    by Reference ........................................................    2
  Special Note Regarding
    Forward-Looking Statements ..........................................    3
  Risk Factors ..........................................................    5
  The Company ...........................................................   13
  Use of Proceeds .......................................................   14
  Selling Stockholders ..................................................   14
  Plan of Distribution ..................................................   15
  Legal Matters .........................................................   16
  Experts ...............................................................   16


================================================================================

                                 256,504 SHARES


                            METROMEDIA INTERNATIONAL
                                  GROUP, INC.



                                  COMMON STOCK
                          (par value $1.00 per share)




                                   PROSPECTUS






                                October 8, 1997


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering. All Selling Stockholders will pay their own expenses, including expenses of their own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares. All fees other than the Securities and Exchange Commission (the "Commission") registration fee are estimated.


Commission registration fee......................................   $    2,309
Accountant's fees and expenses...................................       15,000
Legal fees and expenses..........................................       10,000
Miscellaneous....................................................        1,000
                                                                    ----------
   Total.........................................................   $   28,309
                                                                    ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Reference is made to the Company's Restated Certificate of Incorporation and By-Laws and Section 145 of the Delaware General Corporation Law which, among other things, and subject to certain conditions, authorize the Company to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with the claims made by reason of their being such a director and officer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   The exhibits listed below are filed as part of or incorporated by reference in this Registration Statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified in parentheses. See Index of Exhibits included with the exhibits filed as part of this Registration Statement.

EXHIBIT
NO.                                 DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant (Exhibit 3(a) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-laws of the Registrant (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.3 Option Agreement, dated April 19, 1994, between The Actava Group Inc. and John D. Phillips (Exhibit 99(b) to Current Report on Form 8-K dated April 19, 1994).

4.4 Registration Rights Agreement, dated April 19, 1994, among The Actava Group Inc., Renaissance Partners and John D. Phillips (Exhibit 99(c) to Current Report on Form 8-K dated April 19, 1994).

4.5* Metromedia International Group, Inc./Motion Picture Corporation of America Restricted Stock Plan.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Shares.

23.1*   Consent of KPMG Peat Marwick LLP.

23.2*   Consent of Ernst & Young LLP.

23.3*   Consent of Price Waterhouse LLP.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 hereto).

24*     Power of Attorney (included on page II-5 of this Registration
        Statement).

--------------
   * Filed herewith.


B.  FINANCIAL STATEMENT SCHEDULES

    Financial Statement Schedules have been omitted because they are not applicable or not required or because the information has been incorporated by reference.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

           (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information on the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

        (2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                               SIGNATURES

    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

                                 METROMEDIA INTERNATIONAL GROUP, INC.


                                 By   /s/  STUART SUBOTNICK
                                      -------------------------------------
                                      Stuart Subotnick
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


Date:  October 7, 1997


                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Silvia Kessel, Arnold L. Wadler and Robert A. Maresca, such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 7th day of October, 1997


          SIGNTAURES                                    TITLE
          ----------                                    -----

       /s/ JOHN W. KLUGE
--------------------------------
         John W. Kluge                          Chairman of the Board

     /s/ STUART SUBOTNICK
--------------------------------      Vice Chairman of the Board, President and
       Stuart Subotnick                 Chief Executive Officer and Director
                                             (Principal Executive Officer)

       /s/ SILVIA KESSEL
--------------------------------      Senior Vice President, Chief Financial
         Silvia Kessel                    Officer and Director (Principal
                                                 Financial Officer)

     /s/ ARNOLD L. WADLER
--------------------------------    Senior Vice President, General Counsel and
       Arnold L. Wadler                               Director


     /s/ ROBERT A. MARESCA
--------------------------------           Senior Vice President (Principal
       Robert A. Maresca                         Accounting Officer)

    /s/ JOHN P. IMLAY, JR.
---------------------------------                     Director
      John P. Imlay, Jr.

     /s/ CLARK A. JOHNSON
---------------------------------                     Director
       Clark A. Johnson

      /s/ CARL E. SANDERS
---------------------------------                     Director
        Carl E. Sanders

    /s/ RICHARD J. SHERWIN
---------------------------------                     Director
      Richard J. Sherwin

       /s/ LEONARD WHITE
---------------------------------                     Director
         Leonard White

                               INDEX OF EXHIBITS



EXHIBIT
NO.                           DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant (Exhibit 3(a) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-laws of the Registrant (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.3 Option Agreement, dated April 19, 1994, between The Actava Group Inc. and John D. Phillips (Exhibit 99(b) to Current Report on Form 8-K dated April 19, 1994).

4.4 Registration Rights Agreement, dated April 19, 1994, among The Actava Group Inc., Renaissance Partners and John D. Phillips (Exhibit 99(c) to Current Report on Form 8-K dated April 19, 1994).

4.5* Metromedia International Group, Inc./Motion Pictures Corporation of America Restricted Stock Plan.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Shares.

23.1*   Consent of KPMG Peat Marwick LLP.

23.2*   Consent of Ernst & Young LLP.

23.3*   Consent of Price Waterhouse LLP.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 hereto).

24*     Power of Attorney (included on page II-5 of this Registration
        Statement).

--------------
   * Filed herewith.